Exhibit 99.3

Consent of Newbridge Securities Corporation

Newbridge Securities Corporation hereby consents to the inclusion of its opinion letter, dated August 12, 2020, to the Strategic Committee of the Board of Directors of NTN Buzztime, Inc., a Delaware corporation (“NTN”) included as Annex C, and to the references thereto under the captions “Prospectus Summary – Opinion of the NTN Financial Advisor,” “Background of the Asset Sale and the Merger” and “The Merger – Opinion of the NTN Financial Advisor” in the proxy statement/prospectus/consent solicitation statement relating to the proposed merger involving NTN and Brooklyn Immunotherapeutics LLC, which proxy statement/prospectus/consent solicitation statement forms a part of this Registration Statement on Form S-4 of NTN initially filed with the U.S. Securities and Exchange Commission on October 2, 2020 (as amended from time to time, the “Registration Statement”).

In giving the foregoing consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of this Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), prospectus, proxy statement or any other document, without our prior written consent.

Newbridge Securities Corporation		Dated: October 2, 2020

By:	/s/ G. Robert Abrams
G. Robert Abrams
Managing Director, Investment Banking
General Counsel and Director of Compliance